Exhibit 4.2.7
                                    AMENDMENT
                           DATED AS OF OCTOBER 1, 1997
                                       TO
                          CREDIT AND SECURITY AGREEMENT
                          DATED AS OF NOVEMBER 30, 1992


         Reference is hereby made to that certain Credit and Security Agreement ("Credit Agreement") dated as of November 30, 1992 among Principal Mututual Life Insurance Company, Aetna Life Insurance Company, The Northwestern Mutual Life Insurance Company, Chemical Bank, Seattle-First National Bank and Bank of America Oregon, and WTD Industries, Inc. and its Affiliates and the Term Notes issued by the Borrowers in connection with the Credit Agreement. Capitalized terms used herein shall have the same meaning ascribed thereto in the Credit Agreement.

         The Term Notes currently are held by the following entities in the proportions set forth herein:

         Principal Mututal Life
           Insurance Company                         57.111632%

         The Northwestern Mutual Life
           Insurance Company                         20.450484%

         Foothill Group, Inc.                        13.532675%

         Oppenheimer & Co., Inc.                      6.911127%

         Fixed Plus Partners, beneficial owner
           of Note registered in the name of
           Bear Stearns Securities Corp.              1.994082%

         The Credit Agreement is hereby modified as follows:

         1. Credit Agreement Section 6.01.J is hereby restated to read as follows:

                  J. Minimum Working Capital. Maintain minimum working capital, at all times during the periods set forth below, calculated as Current Assets minus Current Liabilities; provided, for the purpose of computing Current Assets under this Section 6.01.J, the portion of Current Assets which consists of Timber and Timberlands Current or contract rights relating thereto shall be included only up to an amount equal to (x) on or before January 31, 1993, forty-five percent (45%) and (y) thereafter, forty percent (40%), of the amount of Borrowers' overall Current Assets determined in accordance with GAAP:

                  Period                             Millions of Dollars
                  ------                             -------------------

         Effective Date through 12/31/95                      25
         1/1/96 through 6/30/96                               19
         7/1/96 through 6/30/97                               22.5
         7/1/97 through 9/30/97                               25
         10/1/97 through 6/30/98                              21.5
         7/1/98 and beyond                                    25







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
         2. In all other respects, the Credit Agreement shall remain unchanged and in full force and effect.

EFFECTIVE DATE:   October 1, 1997

PRINCIPAL MUTUAL LIFE                       THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY                           INSURANCE COMPANY


By:                                         By:
   ------------------------------              ------------------------------

Its:                                        Its:
   ------------------------------              ------------------------------
                                            (pro rata interest: 20.450484%)
By:
   ------------------------------           FOOTHILL GROUP, INC.
Its:
   ------------------------------
(pro rata interest: 57.111632%)             By:
                                               ------------------------------
                                            Its:
OPPENHEIMER & CO., INC.                        ------------------------------
                                            (pro rata interest: 13.532675%)

By:
   ------------------------------
Its:                                        WTD INDUSTRIES, INC.
   ------------------------------
(pro rata interest:  6.911127%)
                                            By:
                                               ------------------------------
                                            Its:
                                               ------------------------------
FIXED PLUS  PARTNERS,  Beneficial
Owner of Note  Registered in the Name
of Bear Stearns Securities Corp.


By:
   ------------------------------
Its:
   ------------------------------
(pro rata interest: 1.994082%)













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